Exhibit 3.7

VenHub Global, Inc.

Audit Committee Charter

Of

the Board of Directors

Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of VenHub Global, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the Company’s accounting, auditing, and financial reporting processes; (ii) the integrity of the Company’s financial statements; (iii) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; (iv) the appointment, and evaluation of the qualifications and independence, of the Company’s independent auditors; and (v) oversight of the Company’s risk management, including cybersecurity.

Membership

The Committee shall be comprised of three (3) or more members of the Board, each of whom shall satisfy the independence requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) and possess the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall meet the requirements of the NASDAQ Marketplace Rules and, unless the Board shall otherwise determine, shall also be an “Audit Committee Financial Expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). Each member shall be free from any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. The Board must determine that each member of the Committee: (i) qualifies as an “independent director” under the NASDAQ Marketplace Rules, unless the Board determines that an exemption to such qualification is available under the NASDAQ Marketplace Rule, (ii) meets the “independence” requirements under Section 10A of the Exchange Act, and (iii) satisfies the other requirements of Rule 4350(d)(2) of the NASDAQ Marketplace Rules.

The members of the Committee and the Chairman of the Committee shall be appointed annually by the Board of Directors. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The Committee shall meet at least quarterly, or more frequently as the Committee may determine. Members of management, the Company’s independent auditors, and others shall attend meetings to provide pertinent information, as necessary. As part of its goal of fostering open communication, during its regularly scheduled meetings, the Committee shall meet in separate executive sessions with management and with the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Chairman of the Committee shall report to the Board regularly regarding the Committee’s activities and actions, including at the first Board meeting following any Committee meeting.

The Chairman or, in the event of his absence from any meeting, another member of the Committee designated by vote of the members in attendance at such meeting, will chair all meetings of the Committee and set the agendas for such meetings. Any other member of the Committee shall have the right to submit items to be included on the agenda for any Committee meeting.

The Committee shall keep regular minutes of its meetings and report the same to the Board from time to time and upon request.

Duties and Responsibilities

The Committee shall have and may exercise the powers of the Board in matters relating to the following duties and responsibilities, to the fullest extent permitted by law:

Independent Auditors – Appointment and Oversight

1.	The Committee shall be directly responsible for the appointment, compensation, retention, termination, and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee.

2.	The Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors. The Committee shall approve in advance all non-audit services performed by the independent auditors as permitted under Section 10A of the Exchange Act. The Committee may delegate to one or more members the authority to grant pre-approvals required by this section, in which case the decision of such member or members shall be presented to the Committee at the next scheduled meeting of the Committee. All approvals shall be in accordance with the Committee’s Auditor Pre-Approval Policy, as amended from time to time.

3.	The Committee shall annually review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate their continued independence. In this regard, the Committee shall (i) review on an annual basis a written statement from the independent auditors (consistent with Independent Standards Board Standard No. 1) that discloses all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence; and (iii) satisfy itself as to the independence of the independent auditors.

4.	The Committee shall annually obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with such issues.

5.	The Committee shall confirm compliance by the independent auditors with laws and regulations relating to audit partner rotation.

6.	The Committee shall obtain, review, and discuss quarterly reports from the independent auditors to the Committee with respect to critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditors and the impact of each on the quality and reliability of the Company’s financial reporting, and other material communications with management, such as any management letter or schedule of unadjusted differences. All material communications shall be promptly provided to each member of the Committee.

7.	The Committee shall review with the independent auditors and management the scope of the proposed audit plan for the current year, and at the conclusion thereof review such audit and any comments and recommendations of the independent auditors.

8.	The Committee shall discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but not adopted or reflected.

9.	The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information and any significant disagreements with management and management’s response thereto.

10.	The Committee shall annually review the qualifications, performance, and independence of the independent auditors and the senior members of the independent auditors’ audit engagement team.

11.	The Committee shall annually prepare the report required by the proxy rules promulgated by the SEC to be included in the Company’s annual proxy statement.

Financial Statements

12.	The Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and the Company’s quarterly financial statements (including disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion thereof) prior to issuance or filing.

13.	The Committee shall discuss with the independent auditors the matters required to be discussed by applicable professional auditing standards, including those regarding required communications with audit committees relating to the conduct of the audit.

14.	The Committee shall recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

Accounting and Financial Reporting Processes and Risk Assessment

15.	The Committee shall periodically discuss with the independent auditors, without management being present, their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and the completeness and accuracy of the Company’s financial statements.

16.	The Committee shall review with management and the independent auditors any legal, regulatory, or compliance matters that could have a significant impact on the Company’s financial statements, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies, and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC, or other regulatory authorities.

17.	The Committee shall discuss generally the types of information to be disclosed and the presentation to be made in press releases regarding the Company’s earnings, including the use of non-GAAP financial data, and in financial information and earnings guidance (if any) otherwise publicly announced or given to ratings agencies or other third parties.

18.	The Committee shall review with management and, if necessary, the independent auditors and Company counsel, press releases announcing quarterly and annual financial results and other financial reporting information prior to their release.

19.	The Committee shall review any off-balance sheet transactions, arrangements, and obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future effect on the Company’s financial statements.

20.	The Committee shall review and discuss with management, and to the extent the Committee deems necessary or appropriate, the independent auditors, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the SEC comply with the SEC’s rules and forms.

21.	The Committee shall review the Company’s major risk exposures, including financial, operational, cybersecurity, compliance, and strategic risks. The Committee shall also review the adequacy and effectiveness of the Company’s risk management policies and procedures, and the steps management has taken to monitor and control such exposures, including the use of risk management software and third-party assessments.

Internal Controls

22.	The Committee shall establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, including establishing a hotline or other confidential communication channels.

23.	The Committee shall review the reports of the Chief Executive Officer and Chief Financial Officer (in connection with their required certifications for the Company’s filings with the SEC) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

Other Responsibilities

24.	The Committee shall ensure that the Company shall not hire any person to perform a financial reporting oversight role who has provided more than ten hours of audit, review, or attest services as part of the independent auditors’ audit engagement team within the past year. A financial reporting oversight role refers to a role in which an individual has direct responsibility for or oversight of those who prepare the Company’s financial statements and related information, which will be included in the Company’s filings with the SEC, and also includes members of the Board who may have significant interaction with the independent auditors’ audit engagement team.

25.	The Committee shall establish policies and procedures for reviewing, approving, and ratifying related party transactions in compliance with Item 404 of Regulation S-K promulgated by the SEC. The Committee shall review and approve any such transaction before it is executed and shall ensure that all related party transactions are conducted on an arm’s length basis and in the best interest of the Company. The Committee shall report to the Board any proposed Related Party Transaction that it does not approve. The Committee shall also review and report to the Board any questions of possible conflict of interest involving Board members, members of senior management, or their immediate families.

26.	The Committee shall oversee the Company’s internal audit function, including (i) the appointment, replacement, dismissal, and compensation of the Company’s senior-most internal auditor and (ii) reviewing the internal audit department’s staffing, budget, and responsibilities. The Committee shall review and approve the annual internal audit plan, review significant internal audit findings and recommendations, and assess the effectiveness of the internal audit function, including its independence and objectivity.

27.	The Committee shall semi-annually review and evaluate its performance, including compliance with this Charter, the effectiveness of its meetings and processes, and the achievement of its objectives. This evaluation should include soliciting feedback from management, the internal audit department, and the independent auditors.

28.	The Committee shall annually review and assess the adequacy of this Charter and submit any proposed changes to the Board for approval.

29.	The Committee shall perform any other activities consistent with this Charter, and the Company’s Bylaws and Certificate of Incorporation, as the Committee deems necessary or appropriate for the fulfillment of its responsibilities under this Charter, as required by applicable law or regulation, or as determined by the Board.

Committee Resources and Advisors

The Committee shall have the authority to retain, at the expense of the Company, such independent legal and other advisors as it deems necessary to carry out its duties, subject to the approval of the Board or management.

The Committee members will be provided with continuing education opportunities in financial reporting and other areas relevant to the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (ii) compensation to any advisors engaged by the Committee as provided above; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits. However, the Committee should ensure that the Company’s financial statements and disclosures are complete, accurate, and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the primary responsibilities of management and the independent auditors, but the Committee should play a supervisory role.

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